Exhibit 4.1

ALLAKOS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

November 30, 2017

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TABLE OF CONTENTS

(continued)

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ALLAKOS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) made as of November 30, 2017, by and among Allakos Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) are party to that certain Investors’ Rights Agreement, dated as of December 7, 2012 (the “Prior Agreement”).

WHEREAS, the undersigned Existing Investors are holders of a majority of the Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith, by and among the Company and the Investors listed on the Schedule of Investors thereto (the “Stock Purchase Agreement”), and it is a condition to the Closing, as defined in the Stock Purchase Agreement, of the sale of the Series B Preferred Stock to the Investors listed on the Schedule of Investors thereto that the undersigned Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any person, any other person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first person, including without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

(b) “Board of Directors” means the Company’s Board of Directors.

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(c) “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” means the Common Stock of the Company.

(e) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

(f) “Conversion Stock” means shares of Common Stock issued upon conversion of the Preferred Stock.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h) “Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(i) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

(j) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.

(k) “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(l) “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(m) “Liquidation Event” shall have the meaning set forth in the Company’s Restated Certificate.

(n) “New Securities” shall have the meaning set forth in Section 4.1(a) hereof.

(o) “Other Selling Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(p) “Other Shares” means shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

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(q) “Qualified IPO” shall have the meaning set forth in the Company’s Restated Certificate.

(r) “Preferred Stock” means the Series A Preferred Stock and Series B Preferred Stock.

(s) “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(t) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(u) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements not to exceed $25,000 of one special counsel to the Holders, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Required Director Approval” means the approval, in a duly called and held meeting, or by a unanimous written consent, or by other lawful decision or action by the Board of Directors, of at least a majority of the total number of then-serving directors.

(w) “Restated Certificate” means the Company’s Second Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(x) “Restricted Securities” means any Registrable Securities required to bear the first legend set forth in Section 2.8(b) hereof.

(y) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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(aa) “Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(bb) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(cc) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(dd) “Series A Director” shall have the meaning set forth in the Company’s Restated Certificate.

(ee) “Series B Director” shall have the meaning set forth in the Company’s Restated Certificate.

(ff) “Series A Preferred Stock” means the shares of the Company’s Series A Preferred Stock.

(gg) “Series B Preferred Stock” means the shares of Series B Preferred Stock issued pursuant to the Stock Purchase Agreement.

(hh) “Significant Holders” shall have the meaning set forth in Section 3.1(a) hereof.

(ii) “Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereof.

(jj) “Withdrawn Registration” means a forfeited demand registration under Section 2.1 hereof in accordance with the terms and conditions of Section 2.4 hereof.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to proposed to be registered by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

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(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an Initial Public Offering (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of and ending on a date ninety (90) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that if such registration is an Initial Public Offering the period shall end a date one hundred eighty (180) days after the effective date of such Initial Public Offering; provided further that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and provided further, that in the case of an Initial Public Offering, the Company delivers notice to the Holders of its intent to file a registration statement covering an Initial Public Offering within thirty (30) days of any request for registration made pursuant to Section 2.1(a) hereof;

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(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3 hereof;

(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) hereof) the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e) hereof, include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 hereof of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1 hereof, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10 hereof). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

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Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3 hereof, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) hereof, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i) hereof. In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

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Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion, and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty five percent (25%) of the total value of securities included in such registration, unless such offering is the Company’s Initial Public Offering and such registration does not include shares of any Other Selling Stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of Section 2 hereof and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and (ii) hereof.

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(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i) hereof, 2.1(b)(iii) hereof, or 2.1(b)(v) hereof;

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) hereof shall apply to any registration pursuant to this Section 2.3

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 hereof intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) hereof shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1 hereof.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 hereof are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1 hereof; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1 hereof, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

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2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(a) hereof;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

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(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, Directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 2 hereof, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, Directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, Directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a)shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

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(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its Directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, Directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in Section 2 hereof.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof shall comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10 hereof, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

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(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel (which, for the avoidance of doubt, may include such Holder’s in-house legal counsel), reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

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(c) The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company shall use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act for its Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and Directors of the Company and all holders (other than the Holders) of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to (a) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, (b) a registration relating solely to a transaction on Form S-4 or

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similar forms that may be promulgated in the future or (c) Common Stock (or other securities) of the Company acquired in the Initial Public Offering or in open market transactions on or after the public offering date set forth on the final prospectus used to sell shares of the Company’s Common Stock in its Initial Public Offering. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day, or other period. Each Holder shall execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2 hereof.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under Section 2 hereof may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (ii) a constituent partner or a retired partner, or the estate of any such partner, of a Holder that is a partnership; (iii) a member or a retired member, or the estate of any such member, of a Holder that is a limited liability company; (iv) a spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of a Holder that is an individual, or to a trust or trusts for the exclusive benefit of such Holder or Holder’s family, or (v) any Affiliate of a Holder; provided that (x) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Amended and Restated Co-Sale Agreement of even date herewith between the Company and its stockholders party thereto, and applicable securities laws, (y) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned, and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10 hereof.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 hereof shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period and (ii) three (3) years after the closing of the Company’s Initial Public Offering.

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SECTION 3

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Annual Financial Information. The Company will furnish the following reports to each Holder:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Company, (a) audited consolidated balance sheets and audited consolidated statements of income, stockholders’ equity and cash flows of the Company as of the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants of regionally recognized standing selected by the Company and (b) as soon as practicable after the end of the fiscal year of the Company, and in any event within thirty (30) days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied;

(b) Interim Financial Information. The Company will furnish the following reports to each Holder who at the time of such furnishing holds Registrable Securities representing at least two and a half percent (2.5%) of the capitalization of the Company on a fully-diluted and as converted to Common Stock basis (the “Significant Holders”):

(i) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments; and

(ii) As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, unaudited consolidated balance sheets of the Company as of the end of each calendar month, and consolidated statements of income and cash flow for such period.

3.2 Inspection. The Company shall permit each Significant Holder (except for a Significant Holder deemed by a majority of the disinterested then-serving Directors, in good faith to be a then-current competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the

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Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder. The Company shall not be obligated to provide information to any Holder, whether in written or other form, relating to a specified matter or document if (a) the Company receives advice from its legal counsel that there is a substantial risk that providing such specific documentation to, or discussing such specific matter or document in the presence of, a person who is not a member of the Board of Directors, could result in the Company’s loss of attorney-client privilege with respect to such matter or documents, or (b) the Board of Directors, by a decision in good faith by at least a majority of the disinterested then-serving Directors, after reasonable consultation as to such matter by the Chief Executive Officer with such Holder, reasonably believes that such specified matter relates directly and substantially to any matter in which both the Company and the Holder have a material business or financial interest (as to Holder, other than solely by reason of the Holder’s interest as a stockholder of the Company), or (c) the Board of Directors, by a decision in good faith by at least a majority of the disinterested then-serving Directors, after consultation by the Chief Executive Officer with the Company’s legal counsel, believes that such specified matter involves confidential or sensitive information related to the business of the Company the disclosure of which by the Company to such Holder would or could be adverse to the interests of the Company and its stockholders.

3.3 Confidentiality. Each Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information as shown by the Investor’s contemporaneous records, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring such Investor’s investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser is determined, by a decision in good faith by at least a majority of the disinterested then-serving Directors, to not be a then-current competitor of the Company, and such prospective purchaser agrees as a condition of such purchase of Registrable Securities to be bound by the provisions of this Section 3.3 hereof; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor who has not been determined by the Board of Directors, as set forth under clause (ii) of this Section 3.3, to be a competitor to the Company, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that before such required disclosure, the Investor promptly shall notify the Company in writing of the nature and timing of any such required disclosure prior to such disclosure, and shall take reasonable steps to minimize the extent of any such required disclosure.

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3.4 Invention Assignment Agreements. The Company shall require each employee of the Company to execute a customary confidential information and invention assignment agreement as a condition of employment, and each consulting agreement by the Company shall contain customary provisions as to consultant invention assignment and confidentiality, unless in each case otherwise approved by the Required Director Approval.

3.5 [RESERVED].

3.6 [RESERVED].

3.7 Stock Vesting; Repurchase Price. Unless otherwise approved by the Required Director Approval, the exercisability schedule for options granted under the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Equity Incentive Plan”) which are not immediately exercisable shall be, or the vesting schedule for ratable lapsing of the Company’s right of repurchase of shares from the optionee or awardee thereof on termination of services, shall be as follows, (with “vest” meaning to become exercisable, as to options that become exercisable over time, or to become no longer subject to repurchase by the Company as to immediately exercisable options, or stock awards, in each case with a lapsing vesting right of the Company to repurchase shares thereunder on such termination):

(a) 25% of the total number of shares initially under such option or award, rounded downward to the nearest whole share to account for vesting, at the rate of 1/48th per month (2.0833%), will vest on the 12-month anniversary of the vesting start (or “commencement”) date of such option or grant as approved by the Board of Directors, or Committee thereof delegated by the Board of Directors the authority to grant stock options and awards under the Equity Incentive Plan, and

(b) The remaining shares under such option or award shall vest as to 2.0833% (1/48th) of the total number of shares initially under such option or award at each of the 36 monthly anniversaries occurring sequentially after such 12-month anniversary, rounded downward to the nearest whole share as to the relevant monthly anniversary as may be necessary to avoid fractional shares, for the first 35 such monthly anniversaries succeeding such twelvemonth anniversary, and for the balance of such shares under such option at the 48th monthly anniversary of such relevant vesting start date, provided at such 12-month anniversary, and at each succeeding monthly anniversary, such optionee still is then employed by, or is acting as a consultant to, the Company, as determined under the Equity Incentive Plan, and provided that all stock options and stock awards to full-time level of Vice President and above that are subject to vesting will also be subject to acceleration provisions to provide for acceleration of vesting upon a termination without cause within six (6) months following a change of control transaction, as “change of control” will be defined in the Equity Incentive Plan.

Except as may be otherwise approved by a Required Director Approval, each immediately exercisable option or award granted under the Equity Incentive Plan will provide that unvested shares will be purchasable by the Company upon the optionee’s termination of service at the lower of (a) for immediately exercisable options, the exercise price of the option, or for awards, the original purchase price of such shares, and (b) the fair market value of such shares at such termination date as is determined by the Board of Directors or a Committee thereof.

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3.8 Board Meetings; Committees. The Board of Directors shall hold at least six (6) meetings each calendar year, unless otherwise agreed by a majority of the Board of Directors. The Company shall promptly reimburse in full each Director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expense incurred in attending each meeting of the Board of Directors or any committee thereof, or otherwise supporting the activities of the Company, in accordance with the Company’s travel policy approved by the Board of Directors. Each committee of the Board of Directors shall include at least one Series A Director and, at the election of the Series B Director, the Series B Director. One Series A Director and the Series B Director shall have the right to serve on any and all committees of the Board of Directors and each Director shall have the right to attend, as an observer, all meetings of the Company’s Scientific Advisory Board and any other similar advisory boards.

3.9 Board Observer Rights. So long as Alta Partners VIII, LP or an Affiliate thereof (“Alta”) holds at least 250,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) the Company shall allow Alta to designate one (1) observer (the “Alta Observer”) to attend all regular meetings of the Board of Directors and committees thereof in a nonvoting capacity. So long as RiverVest Venture Fund II, L.P. or an Affiliate thereof (“RiverVest”) holds at least 250,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) the Company shall allow RiverVest to designate one (1) observer (the “RiverVest Observer”) to attend all regular meetings of the Board of Directors and committees thereof in a nonvoting capacity. So long as Roche Finance Ltd or an Affiliate thereof (“Roche”) holds at least 250,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) the Company shall allow Roche to designate one (1) observer (the “Roche Observer”) to attend all regular meetings of the Board of Directors and committees thereof in a nonvoting capacity. In connection with the observer rights set forth in this Section 3.9, the Company shall give the Alta Observer, the RiverVest Observer and the Roche Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board of Directors, all of which information shall be deemed by the recipient thereof to be confidential information of the Company unless such information is otherwise confirmed in writing by the Company to such recipient to not be confidential to the Company; provided, however that the Company reserves the right to exclude the Alta Observer, and/or the RiverVest Observer and/or the Roche Observer from access to any material or meeting or portion thereof if the Board of Directors determines (a) by a decision in good faith by at least a majority of the then-serving Directors, and upon advice from its legal counsel, that there is a substantial risk that such individual observer’s presence during such portion of the relevant meeting could result in the Company’s loss of attorney-client privilege with respect to such matter or documents, (b) by a decision in good faith by at least a majority of the then-serving Directors, after reasonable consultation as to such matter by the Chief Executive Officer with such observer, reasonably believes that such specified matter relates directly and substantially to any matter in which both the Company and the observer entity have a material business or financial interest (as to such observer entity, other than solely by reason of the observer entity’s interest as a stockholder of the Company) or such matter creates a conflict of interest for such observer entity, or (c) by a decision in good faith by at least a majority of the then-serving Directors, after consultation by the Chief Executive Officer with the Company’s legal counsel, that such specified matter involves confidential or sensitive information related to the business of the Company the disclosure of which by the Company to such observer entity would or could be adverse to the interests of the Company and its stockholders.

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3.10 Directors and Officers Insurance. To the extent such coverage remains available on commercially reasonable terms, the Company shall maintain from financially sound and reputable insurers, customary Directors and officers insurance covering the Directors and their affiliated funds and the officers of the Company, in the amount of at least $2,000,000 and subject to further approval by the Board of Directors, the Company shall increase such coverage immediately prior to the Initial Public Offering to at least $5,000,000.

3.11 Additional Covenants of the Company. The Company shall not (whether by amendment, merger or otherwise) take any of the following actions without the Required Director Approval:

(a) take any action set forth in Article V, Section 6 of the Restated Certificate;

(b) approve all budgets and operating plans of the Company;

(c) approve all preclinical trial and clinical trial plans;

(d) amend the Equity Incentive Plan or increase or decrease the authorized number of shares reserved under the Equity Incentive Plan or create, amend or reserve any shares under all other equity incentive plans of the Company, including any change to the normal vesting schedule for stock options or stock awards as set forth in Section 3.5 hereof;

(e) issue any securities listed in Article V, Section 4(d)(i) of the Restated Certificate;

(f) exclude any securities from any offering by the Company which the Right of First Refusal as set forth in Section 4 hereof would apply;

(g) license all or substantially all of the assets of the Company;

(h) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(i) make any loan or advance to any person, including any employee or Director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(j) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(k) make any investment other than in accordance with the investment policy approved by the Board of Directors;

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(l) make any single expenditure that is not included in the budget and is in excess of a threshold amount determined by the Board of Directors;

(m) incur any aggregate indebtedness note already included in a budget that has been approved by the Required Director Approval that is in excess of a threshold amount to be determined by the Board of Directors;

(n) exceed the expenses contemplated in the budget approved by the Board of Directors for such year that is in excess of a threshold amount to be determined by the Board of Directors;

(o) approve any material revisions to the then current business plan of the Company;

(p) enter into or be a party to any material transaction with any Affiliate of the Company or any Director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person;

(q) hire, fire or change the compensation of any executive officer of the Company (vice president level and above);

(r) change the principal business of the Company;

(s) make any material change in the Company’s then-current line(s) of business or business model, or enter any new lines(s) of business, or exit any then-current line of business;

(t) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(u) make any material investments into, or enter into any joint venture with, or acquire any third party or acquire all of substantially all of any third party’s assets; or

(v) prepare or file for an Initial Public Offering.

3.12 Termination of Covenants. The covenants set forth in Section 3 hereof shall terminate and be of no further force and effect upon the earlier of the closing of the Company’s Qualified IPO or a Liquidation Event.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Holders. The Company hereby grants to each Holder the right of first refusal (the “Right of First Refusal”) to purchase its Pro Rata Share of New Securities (as defined in Section 4.1(a) hereof) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Holder’s “Pro Rata Share”, for purposes of this Right of First Refusal, is equal to the ratio of (i) the number of shares of

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Common Stock owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by such Holder) to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants and all securities reserved for issuance under the Company’s stock plans). This Right of First Refusal shall be subject to the following provisions:

(a) “New Securities” means any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include (i) any securities that are not deemed to be “Additional Shares of Common” pursuant to Article V, Section 4(d)(i) of the Restated Certificate, (ii) any shares of Series B Preferred Stock issued pursuant to the Stock Purchase Agreement (iii) or any shares excluded by the Required Director Approval.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule I, and stating therein the quantity of New Securities to be purchased.

(c) In the event that following the exercise of the Right of First Refusal by the Holders described in Section 4.1(b) hereof there are any New Securities which have not been subscribed for within such ten- (10-) day period, the Company shall promptly, in writing, inform each Holder which purchases all the shares available to it (“Fully-Exercising Holder”) of any other Holder’s failure to do likewise or that all such New Securities have been subscribed for. During the ten (10) day period commencing after receipt by the Fully-Exercising Holder of such information, each Fully-Exercising Holder shall be entitled to subscribe for and purchase that portion of the New Securities for which Holders were entitled to subscribe but which were not subscribed for by the Holders, which is equal to the ratio of (a) the number of shares of Common Stock owned by such Fully-Exercising Holder immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock to Common Stock and full conversion or exercise, as relevant, of all outstanding convertible securities, rights, options and warrants held by such Fully-Exercising Holder) to (b) the total number of shares of Common Stock owned by all such Fully-Exercising Holders immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and full conversion or exercise, as relevant, of all outstanding convertible securities, rights, options and warrants held by such Fully-Exercising Holder) who desire to purchase any or all of such unsubscribed New Securities.

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(d) In the event the Holders fail to exercise fully the Right of First Refusal within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Holders’ Right of First Refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders delivered pursuant to Section 4.1(b) hereof. In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 4.1.

(e) The Right of First Refusal shall expire upon, and shall not be applicable to the Company’s Qualified IPO or a Liquidation Event.

(f) Notwithstanding anything herein to the contrary, if (a) (i) any sale of the Company’s securities is excluded from the Right of First Refusal pursuant to Section 4.1(a)(iii) or as a result of any amendment to the definition of New Securities or Article V, Section 4(d)(i) of the Restated Certificate, or (ii) the Right of First Refusal is waived with respect to any sale of the Company’s securities pursuant to Section 5.1, and (b) any Holder purchases securities of the Company in such sale transaction (a “Participating Holder”), then each other Holder shall have a Right of First Refusal with respect to such transaction to purchase its Pro Rata Share of such securities based on the number of shares of such securities purchased by each Participating Holder and the relative Pro Rata Share(s) of such Participating Holder(s) as compared to such other Holder. If there is more than one Participating Holder, the Pro Rata Share of each other Holder shall be determined in accordance with the foregoing in the manner that results in the largest number of securities purchasable by other Holders. For example, if a Participating Holder purchases 1,000 shares of New Securities in such a sale transaction, and such Participating Holder’s Pro Rata Share is ten percent (10%), then another holder with a Pro Rata Share of five percent (5%) would have the right to purchase 500 shares of New Securities in such sale transaction. The other provisions of this Section 4 shall apply mutatis mutandis to such transaction.

SECTION 5

MISCELLANEOUS

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any tern’ hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 hereof (other than Sections 2.8, 2.9 and 2.10 hereof), any of such shares held by any Holders whose rights to request registration or inclusion in any registration statement pursuant to Section 2 hereof have terminated in accordance with Section 2.14 hereof); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the

24

holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 hereof (other than Sections 2.8, 2.9 and 2.10 hereof), any of such shares held by any Holders whose rights to request registration or inclusion in any registration statement pursuant to Section 2 hereof have terminated in accordance with Section 2.14 hereof) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Notwithstanding the foregoing or anything herein to the contrary, the rights of each Holder under Section 4.1(f) may be amended, waived, discharged or terminated, other than in connection with the termination of this Agreement as a whole, only by a written instrument signed by such Holder.

5.2 Notices, Etc. All notices, requests, consents and other communications hereunder to any party will be deemed to be sufficient if contained in a written instrument delivered in person, including delivery by recognized express courier such as FedEx or UPS, fees prepaid, or sent by facsimile transmission, in each case addressed as set forth below such party’s signature below, or to such other address as may hereinafter be designated in writing by the recipient to the sender pursuant to this Section 5.2. Notices hereunder may not be sent by mail or by email All such notices, requests, consents and other communications will be deemed to have been received in the case of personal delivery, including delivery by express courier, on the date of such delivery, or, in the case of facsimile transmission, upon transmission without notification of failure of transmission.

5.3 Governing Law. This Agreement shall be governed by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

5.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, and as relevant heirs, executors, and administrators, of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, or as relevant, their heirs, executors and administrators, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any holder of any Registrable Securities upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to

25

the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative. Each Investor (i) is not a third-party beneficiary with respect to the obligations of any of the other Investors under this Agreement. Only the Company shall have the right to seek enforcement of, or remedies under, the terms of this Agreement against any Investor breaching such terms; provided, however, that nothing contained herein shall be deemed to restrict or waive an Investor’s right to bring a derivative claim on behalf of the Company in accordance with the laws of the State of Delaware if the Company refuses to seek enforcement of the terms of this Agreement.

5.7 Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile or other reproduction hereof.

5.8 Jurisdiction; Venue. The parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California) with respect to any dispute arising out of or related to this Agreement which is not resolved by the relevant parties thereto themselves in writing.

5.9 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES; TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this Section 5.9 is determined by a court of competent jurisdiction to not be enforceable, then any claim or cause of action arising out of or relating to this Agreement which is not resolved by the relevant parties thereto themselves in writing shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This Section 5.9 shall not restrict a party hereto from exercising remedies under the Uniform Commercial Code or from exercising pre judgment remedies under applicable law.

5.10 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.11 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then existing obligations) shall terminate upon a Liquidation Event.

26

5.12 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Restated Certificate or its Bylaws, the terms of the Company’s Restated Certificate or its Bylaws, as the case may be, will control.

5.13 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

5.14 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by hand, or by facsimile, or by electronic mail (email) as a pdf attachment, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.15 Severability. If any provision of this Agreement or any portion thereof becomes, as a result of a change of law, or is declared by a court of competent jurisdiction to be, illegal, unenforceable, or void, such portion of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of such provision, as relevant, and the remainder of this Agreement shall remain enforceable in accordance with its terms.

5.16 Counting of Time. Whenever days are to be counted under this Agreement, the first day will not be counted and the last day will be counted, provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or on a federal or Delaware or California State holiday, then that day shall be ignored for purposes of counting time hereunder.

5.17 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.18 Aggregation of Stock. All securities held or acquired by Affiliates of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other Affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefor, in the case of an Investor who is an individual; (iv) a current or former member of an Investor that is a limited liability company or (v) any mutual fund or other pooled investment vehicle now or hereafter existing that is advised or managed by the same investment adviser as, or an Affiliate of the investment adviser of, an Investor) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

5.19 Defined Terms from Restated Certificate. If a capitalized term used in this Agreement is defined by cross reference to the Company’s Restated Certificate and as of a given point in time such term is not defined in the Restated Certificate, such capitalized term shall have the meaning given to such term in the most recent version of the Restated Certificate preceding such point in time that contained such defined term.

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5.20 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated as set forth herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

5.21 Right to Conduct Activities. The Company acknowledges that certain Investors are in the business of venture capital investing (“VC Investors”) and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, and VC Investors shall not be deemed to be a competitor of the Company due to minority investments or board designation rights in competitors, provided, however, that a representative of a VC Investor who is a member of the Board or who serves as a Board observer of the Company may not also be a member of the Board or serve as a Board observer for a competitor of the Company. The Company hereby agrees that, to the extent permitted under applicable law, its Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(signature pages follow)

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The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

COMPANY:

ALLAKOS INC.

By:	/s/ Robert Alexander
Name: Robert Alexander
Title: Chief Executive Officer

Address for Notice:
75 Shoreway Rd A
San Carlos, CA 94070
Attention: Chief Executive Officer

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

NEA VENTURES 2017, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Vice President

Address for notice:

NEA Ventures 2017, Limited Partnership
1954 Greenspring Drive, Suite 600 Timonium, MD 21093

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 16, L.P.
By:	NEA Partners 16, L.P., its general partner
By:	NEA 16 GP, LLC, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Counsel

Address for notice:

New Enterprise Associates 16, L.P.
1954 Greenspring Drive, Suite 600
Timonium, MD 21093

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RIVERVEST VENTURE FUND II, L.P.
By:	RiverVest Venture Partners II, L.P., its General Partner
By:	RiverVest Venture Partners II, LLC, its sole General Partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Authorized Person

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RIVERVEST VENTURE FUND II (OHIO), L.P.
By:	RiverVest Venture Partners II (Ohio), LLC, its General Partner
By:	RiverVest Venture Partners II, L.P., its sole member
By: RiverVest Venture Partners II, LLC, its general partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Authorized Person

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RIVERVEST VENTURE FUND III, L.P.
By: RiverVest Venture Partners III, L.P., its General Partner
By: RiverVest Venture Partners III, LLC, its sole General Partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Manager

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RIVERVEST VENTURE FUND III (OHIO), L.P.
By: RiverVest Venture Partners III (Ohio), LLC, its General Partner
By: RiverVest Venture Partners III, L.P., its sole member
By: RiverVest Venture Partners III, LLC, its general partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Member

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

3X5 RIVERVEST FUND II, L.P.
By: 3x5 RiverVest Partners II, LLC, its General Partner
By: RiverVest 3x5 Managers II, L.P., its Member
By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Member

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

3X5 RIVERVEST FUND II-B, L.P.
By: 3x5 RiverVest Partners II, LLC, its General Partner
By: RiverVest 3x5 Managers II, L.P., its Member
By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John P. McKearn
John McKearn, Ph.D., Member

Address for Notice:
101 S. Hanley Road, Suite 1850
St. Louis, Missouri 63105
Attn: John McKearn, Ph.D.

With a copy to:

Gloria M. Skigen, Esq.
Holland & Knight LLP
263 Tresser Blvd., Suite 1400
Stamford, Connecticut 06901

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ALTA PARTNERS VIII, LP
By: Alta Partners Management VIII, LLC

By:	/s/ Larry Randal
Name: Larry Randal
Title: CFO

Address for Notice:
Alta Partners VIII, L.P.
One Embarcadero Center, Suite 3700
San Francisco, California 94111
Attn: Finance

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ALTA PARTNERS IX, LP
By: Alta Partners Management IX, LLC, its general partner

By:	/s/ Larry Randal
Name: Larry Randal
Title: CFO

Address for Notice:
Alta Partners IX, L.P.
One Embarcadero Center, Suite 3700
San Francisco, California 94111
Attn: Finance

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ROCHE FINANCE LTD.

By:	/s/ Carole Nuechterlein
Name: Carole Nuechterlein
Title: Authorized Signatory

By:	/s/ Andreas Knierzinger
Name: Andreas Knierzinger
Title: Authorized Signatory

Notices are to be sent to:
Roche Finance Ltd.
Attn: Carole Nuechterlein
Grenzacherstrasse 122
Basel, CH-Switzerland 4070

A copy of all notices sent to Roche Finance Ltd. shall be simultaneously sent to the following:

Hoffmann-LaRoche Inc.
Attn: General Counsel
Overlook at Great Notch
150 Clove Road
8th Floor – Suite 8
Little Falls, New Jersey 07424
Fax: 973-890-8433

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

SMALLCAP WORLD FUND, INC.
By: Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley
Name: Walter R. Burkley
Title: Authorized Signatory

Address for Notice:
SMALLCAP World Fund, Inc.
c/o Capital Research and Management Company
333 South Hope Street, 33rd Floor
Los Angeles, California 90071
Attention: Jae Won Chung
email: jae.chung@capgroup.com

with a copy, which shall not constitute notice, to:

SMALLCAP World Fund, Inc.
333 South Hope Street, 53rd Floor
Los Angeles, California 90071
Attention: Craig Gordon
email: craig.gordon@capitalglobal.com

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

LIFESCI VENTURE PARTNERS I, LP
By: LifeSci Venture GP, LLC, its General Partner

By:	/s/ Paul Yook
Name:
Title:

Address for Notice:
LifeSci Venture GP, LLC
250 West 55th Street, 16th Floor
New York, NY 10019

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

LIFESCI VENTURE SPV IV, LLC
By: LifeSci Venture GP, LLC, its General Partner

By:	/s/ Paul Yook
Name:
Title:

Address for Notice:
LifeSci Venture GP, LLC
250 West 55th Street, 16th Floor
New York, NY 10019

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

SAMSARA BIOCAPITAL, L.P.
By: Samsara BioCapital GP, LLC, General Partner

By:	/s/ Srinivas Akkaraju
Name:
Title:

Address for Notice:

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs General Partner LLC

By:	/s/ Mark Bussard
Name: Mark Bussard
Title: Managing Member

Address for Notice:
Rock Springs Capital Master Fund LP
650 South Exeter Street, Suite 1070
Baltimore, MD 21202 Attn: General Counsel

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

CKE ASSOCIATES, LLC

By:	/s/ Michael S. Ovitz
Name: Michael S. Ovitz
Title: CEO

Address for Notice:

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

DAVID LAMOND

By:	/s/ David Lamond

Address for Notice:

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

REDMILE BIOPHARMA INVESTMENTS I, L.P.

By:	/s/ Jeremy Green
Name: Jeremy Green
Title: Managing Member of the General Partner and the Management Company

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

REDMILE CAPITAL OFFSHORE FUND, LTD.

By:	/s/ Jeremy Green
Name: Jeremy Green
Title: Managing Member of the Investment Manager

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By:	/s/ Jeremy Green
Name: Jeremy Green
Title: Managing Member of the Investment Manager

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

REDMILE CAPITAL FUND, LP

By:	/s/ Jeremy Green
Name: Jeremy Green
Title: Managing Member of the General Partner and the Investment Manager

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ROBERT SCHLEIMER

By:	/s/ Robert Schleimer

Address for Notice:
Robert Schleimer

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

BRUCE SCOTT BOCHNER REVOCABLE TRUST

By:	/s/ Bruce Scott Bochner
Name: Bruce Scott Bochner
Title: Trustee

Address for Notice:
Bruce Scott Bochner Revocable Trust

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

JACQUELINE ANN SCHAFFER-BOCHNER, TRUSTEE FOR THE JACQUELINE ANN-SCHAFFER-BOCHNER REVOCABLE TRUST

By:	/s/ Jacqueline Ann Schaffer-Bochner
Name: Jacqueline Ann Schaffer-Bochner
Title: Trustee

Address for Notice:
Jacqueline Ann Schaffer-Bochner, trustee for the Jacqueline Ann Schaffer-Bochner Revocable Trust

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

EVE G. MERMEL & SCOTT J. MERMEL, TRUSTEES FOR THE EVE G. MERMEL REVOCABLE TRUST DATED 8/16/1988

By:	/s/ Eve G. Mermel
Name: Eve G. Mermel
Title: Trustee

Address for Notice:
Eve G. Mermel & Scott J. Mermel, trustees for the Eve G. Mermel Revocable Trust dated 8/16/1988

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

JONATHAN ALBERT SCHLEIMER

By:	/s/ Jonathan Albert Schleimer

Address for Notice:
Jonathan Albert Schleimer

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ALEJANDRO DORENBAUM

By:	/s/ Alejandro Dorenbaum

Address for Notice:
Alejandro Dorenbaum

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

BARRY BOCHNER AND LAURIE BOCHNER, TRUSTEES FOR THE BOCHNER REVOCABLE TRUST DATED 12/13/2005

By:	/s/ Barry Bochner
Name:
Title:

Address for Notice:
Barry Bochner and Laurie Bochner, trustees for the Bochner Revocable Trust dated 12/13/2005

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

BEBBINGTON FAMILY TRUST DATED MAY 7TH 2003

By:	/s/ Chris Bebbington
Name:
Title:

Address for Notice:
Bebbington Family Trust

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

WS INVESTMENT COMPANY, LLC (2017A)

By:	/s/ James Terranova
Name:
Title:

Address for Notice:
WS Investment Company, LLC (2017A)
650 Page Mill Road
Palo Alto, CA 94304

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

PFM HEALTHCARE MASTER FUND, L.P.
By: Partner Fund Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name: Yuan DuBord
Title: CFO

Address for Notice:
Partner Fund Management, L.P.
4 Embarcadero Center #3500
San Francisco, CA 94111

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

PFM HEALTHCARE OPPORTUNITIES MASTER FUND, L.P.
By: Partner Fund Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name: Yuan DuBord
Title: CFO

Address for Notice:
Partner Fund Management, L.P.
4 Embarcadero Center #3500
San Francisco, CA 94111

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

PFM HEALTHCARE EMERGING GROWTH MASTER FUND, L.P.
By: Partner Fund Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name: Yuan DuBord
Title: CFO

Address for Notice:
Partner Fund Management, L.P.
4 Embarcadero Center #3500
San Francisco, CA 94111

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

PFM HEALTHCARE PRINCIPALS FUND, L.P.
By: Partner Investment Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name: Yuan DuBord
Title: CFO

Address for Notice:
Partner Fund Management, L.P.
4 Embarcadero Center #3500
San Francisco, CA 94111

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

PARTNER INVESTMENTS, L.P.
By: Partner Investment Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name: Yuan DuBord
Title: CFO

Address for Notice:
Partner Fund Management, L.P.
4 Embarcadero Center #3500
San Francisco, CA 94111

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

JOHN Q. ADAMS JR. AND VICKI J. ADAMS

By:	/s/ John Q. Adams
Name:

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

DYETT FAMILY TRUST

By:	/s/ John Dyett
Name: John Dyett
Title: Trustee

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ALVARO F GUILLEM AND MARY A GUILLEM TEN/COM

By:	/s/ Alvaro F. Guillem
Name: Alvaro F. Guillem
Title: Self

(Signature Page to Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

BERTI PROUGH TRUST

By:	/s/ Stephen Prough
Name: Stephen Prough
Title: Trustee

(Signature Page to Amended and Restated Investors’ Rights Agreement)

SCHEDULE I

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

The undersigned Holder hereby waives or exercises, as indicated below, the undersigned Holder’s Right of First Refusal under the Amended and Restated Investors’ Rights Agreement dated as of November 30, 2017 (the “Investors’ Rights Agreement”), by and among Allakos Inc., a Delaware corporation (the “Company”) , the undersigned Holder or such Holder’s predecessor in interest, and other Holders:

1.	Waiver of [ ] days’ notice period in which to exercise Right of First Refusal: (please check only one below):

The undersigned Holder:

(    ) WAIVES in full the notice period described above.

(    ) DOES NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one below):

The undersigned Holder:

( )	WAIVES in full the Right of First Refusal granted to the undersigned Holder under the Amended and Restated Investors’ Rights Agreement with respect to the issuance of the New Securities.

( )	ELECTS TO PARTICIPATE in such issuance by purchasing $ (please provide amount) in New Securities proposed to be issued by the Company representing LESS than the undersigned Holder’s pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECTS TO PARTICIPATE in such issuance by purchasing $ in New Securities proposed to be issued by the Company, representing the undersigned Holder’s FULL pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECTS TO PARTICIPATE in such issuance by purchasing the undersigned Holder’s full pro rata portion of the aggregate of $[ ], in New Securities being offered by the Company in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) the undersigned Holder’s pro rata portion of any remaining. investment amount available in the event other Significant Holders (as defined in the Investors” Rights Agreement) do not exercise their full rights of first refusal with respect to the New Securities being offered in the financing.

[signature page follows]

Date:

(Print Holder name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The Company will supply the Holder with such definitive documentation upon request or if the Holder indicates that the Holder desires to exercise the Holder’s first offer rights under the Investors’ Rights Agreement in whole or in part.

[Signature Page to Notice and Waiver / Election of Right of First Refusal]

EXHIBIT A

INVESTORS

Series A

Alta Partners VIII, LP

Roche Finance Ltd.

RiverVest Venture Fund II, L.P.

RiverVest Venture Fund III, L.P.

RiverVest Venture Fund II (Ohio), L.P.

Bruce Bochner

Christopher Bebbington

Robert Schleimer

Nenad Tomasevic

Esra Nutku-Bilir

Series B

New Enterprise Associates 16, L.P.

NEA Ventures 2017, Limited Partnership

Alta Partners IX, LP

Alta Partners VIII, LP

3x5 RiverVest Fund II, L.P.

3x5 RiverVest Fund II-B, L.P.

RiverVest Venture Fund II (Ohio), L.P.

RiverVest Venture Fund II, L.P.

RiverVest Venture Fund III (Ohio), L.P.

RiverVest Venture Fund III, L.P.

Roche Finance Ltd

SMALLCAP World Fund, Inc.

Redmile Capital Fund, LP

Redmile Capital Offshore Fund, Ltd.

Redmile Capital Offshore Fund II, Ltd.

Redmile Biopharma Investments, I, L.P.

PFM Healthcare Master Fund, L.P.

PFM Healthcare Opportunities Master Fund, L.P.

PFM Healthcare Emerging Growth Master Fund, L.P.

PFM Healthcare Principals Fund, L.P.

Partner Investments, L.P.

LifeSci Venture SPV IV, LLC

LifeSci Venture Partners I, LP

Samsara BioCapital, L.P.

Rock Springs Capital Master Fund LP

CKE Associates, LLC

David Lamond

Berti Prough Trust

Dyett Family Trust

John Q. Adams Jr. and Vicki J. Adams

Alvaro F Guillem and Mary A Guillem Ten/Com

Robert Schleimer

Bruce Scott Bochner Revocable Trust

Jacqueline Ann Schaffer-Bochner, trustee for the Jacqueline Ann Schaffer-Bochner Revocable Trust

Eve G. Mermel & Scott J. Mermel, trustees for the Eve G. Mermel Revocable Trust dated 8/16/1988

Jonathan Albert Schleimer

Alejandro Dorenbaum

Barry Bochner and Laurie Bochner, trustees for the Bochner Revocable Trust dated 12/13/2005

Bebbington Family Trust Dated May 7th 2003

WS Investment Company, LLC (2017A)

ALLAKOS INC.

FIRST AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of July 6, 2018 by and among Allakos Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s capital stock.

WHEREAS, the Company and certain holders of the Company’s capital stock previously entered into the Amended and Restated Investors’ Rights Agreement dated November 30, 2017 (the “Rights Agreement”);

WHEREAS, it is anticipated that the Company will enter into a Share Purchase Agreement with New Enterprise Associates 16, L.P. (“NEA”) dated on or about the effective date of the Company’s Registration Statement on Form S-1 (File No. 333-225836) (the “Purchase Agreement”) pursuant to which NEA will purchase shares of the Company’s Common Stock (the “Shares”) concurrently with the closing of the Company’s IPO (as defined in the Purchase Agreement) (the “Closing”); and

WHEREAS, the Company and the undersigned holders of the requisite number of shares of Company capital stock under the Rights Agreement now desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Amendment to Section 1.1(s). Section 1.1(s) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(s) “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) the Common Stock issued pursuant to that certain Share Purchase Agreement by and between the Company and New Enterprise Associates 16, L.P. (or one or more of its Affiliates), dated on or about the effective date of the Company’s Registration Statement on Form S-1 (File No. 333-225836), and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.”

2. Governing Law. This Amendment shall be governed by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6. Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ALLAKOS INC.,
a Delaware corporation

By:	/s/ Robert Alexander
Name:	Robert Alexander
Title:	Chief Executive Officer

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

NEA VENTURES 2017,
LIMITED PARTNERSHIP

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 16, L.P.
By: NEA Partners 16, L.P., its general partner
By: NEA 16 GP, LLC, its general partner

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal Officer

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

RIVERVEST VENTURE FUND II, L.P.
By: RiverVest Venture Partners II, L.P., its General Partner
By: RiverVest Venture Partners II, LLC, its sole General Partner

By:	/s/ John McKearn
John McKearn, Ph.D., Authorized Person

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

RIVERVEST VENTURE FUND II (OHIO), L.P.
By: RiverVest Venture Partners II (Ohio), LLC, its
General Partner
By: RiverVest Venture Partners II, L.P., its sole member
By: RiverVest Venture Partners II, LLC, its general partner

By:	/s/ John McKearn
John McKearn, Ph.D., Authorized Person

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

RIVERVEST VENTURE FUND III, L.P.
By: RiverVest Venture Partners III, L.P., its General Partner
By: RiverVest Venture Partners III, LLC, its sole General Partner

By:	/s/ John McKearn
John McKearn, Ph.D., Manager

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

RIVERVEST VENTURE FUND III (OHIO), L.P.
By: RiverVest Venture Partners III (Ohio), LLC, its General Partner
By: RiverVest Venture Partners III, L.P., its sole member
By: RiverVest Venture Partners III, LLC, its general partner

By:	/s/ John McKearn
John McKearn, Ph.D., Member

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

3X5 RIVERVEST FUND II, L.P.
By: 3x5 RiverVest Partners II, LLC, its General Partner
By: RiverVest 3x5 Managers II, L.P., its Member
By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John McKearn
John McKearn, Ph.D., Member

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

3X5 RIVERVEST FUND II-B, L.P.
By: 3x5 RiverVest Partners II, LLC, its General Partner
By: RiverVest 3x5 Managers II, L.P., its Member
By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John McKearn
John McKearn, Ph.D., Member

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

ALTA PARTNERS VIII, LP
By: Alta Partners Management VIII, LLC

By:	/s/ Daniel Janney
Name:	Daniel S. Janney
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

ALTA PARTNERS NEXTGEN FUND I, LP
By: Alta Partners NextGen Fund I Management, LLC, its general partner

By:	/s/ Daniel Janney
Name:	Daniel S. Janney
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

ROCHE FINANCE LTD.

By:	/s/ Carole Nuechterlein
Name:	Carole Nuechterlein
Title:	Authorized signatory

By:	/s/ Beat Kraehenmann
Name:	Beat Kraehenmann
Title:	Authorized signatory

[Signature Page to First Amendment to Amended and Restated Investors’ Rights Agreement]